As filed with the Securities and Exchange Commission on November 17, 2010
Registration Statement No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BRIGHAM EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	75-2692967
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

6300 Bridge Point Parkway, Suite 500	78730
Austin, Texas	(Zip Code)
(Address of principal executive offices)
1997 Director Stock Option Plan
(Full title of the Plan)
Ben M. Brigham
Chief Executive Officer, President and Chairman of the Board
Brigham Exploration Company
6300 Bridge Point Parkway, Suite 500
Austin, Texas 78730
(512) 427-3300
(Name, address and telephone number of agent for service)
Copy to:
Joe Dannenmaier
Thompson & Knight L.L.P.
One Arts Plaza
1722 Routh Street, Suite 1500
Dallas, TX 75201-2533
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☑	Non-Accelerated Filer ☐	Smaller Reporting Company ☐
(Do not check if smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed maximum	Proposed	Amount
	to be	offering price	maximum aggregate	of
Title of securities to be registered	registered	per share (1)	offering price (1)	registration fee
Common Stock par value $.01 per share	577,200 Shares (2)	$24.71	$14,262,612	$1,016.92

(1)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices for the Common Stock on November 12, 2010.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

EXPLANATORY NOTE
The contents of Registration Statement No. 333-135073 relating to the 1997 Director Stock Option Plan (the “Plan”) of Brigham Exploration Company filed by the Registrant with the Securities and Exchange Commission on June 16, 2006 are incorporated herein by reference. The purpose of this Registration Statement is to register the offering and sale of 577,200 additional shares of Common Stock of the Registrant pursuant to the Plan. The Plan was amended by the Board of Directors of the Registrant on April 3, 2007 to authorize additional shares and the amendment was approved by the stockholders on May 31, 2007.
PART II
ITEM 8. EXHIBITS
The exhibits listed in the accompanying Index to Exhibits are filed as a part of this Registration Statement.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas as of November 12, 2010.

BRIGHAM EXPLORATION COMPANY
By:	/s/ Ben M. Brigham
Ben M. Brigham
Chief Executive Officer, President and Chairman of the Board
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Ben “Bud” M. Brigham and Eugene B. Shepherd, Jr., and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf individually and in each capacity stated below any amendment, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Ben M. Brigham Ben M. Brigham	Chief Executive Officer, President, Chairman of the Board and Director (Principal Executive Officer)	November 12, 2010

/s/ Eugene B. Shepherd, Jr. Eugene B. Shepherd, Jr.	Chief Financial Officer (Principal Financial and Accounting Officer)	November 11, 2010

/s/ David T. Brigham David T. Brigham	Director	November 12, 2010

/s/ Harold D. Carter Harold D. Carter	Director	November 10, 2010

/s/ Stephen C. Hurley Stephen C. Hurley	Director	November 10, 2010

/s/ Stephen P. Reynolds Stephen P. Reynolds	Director	November 11, 2010

/s/ Hobart A. Smith Hobart A. Smith	Director	November 12, 2010

/s/ Scott W. Tinker Scott W. Tinker	Director	November 11, 2010

INDEX TO EXHIBITS

4.1
Brigham Exploration Company 1997 Director Stock Option Plan (as amended effective January 1, 2009) (filed as Exhibit 10.48 to Brigham’s Current Report on Form 8-K (filed December 29, 2008) and incorporated herein by reference)

4.2
Amendment to Brigham Exploration Company 1997 Director Stock Option Plan, effective as of September 23, 2009 (filed as Exhibit 10.6 to Brigham’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 and incorporated herein by reference)

5.1	*	Opinion of Thompson & Knight LLP
23.1	*	Consent of KPMG LLP
23.2	*	Consent of Thompson & Knight, LLP (contained within Exhibit 5.1 hereto)
23.3	*	Consent of Cawley Gillespie & Associates, Inc.
24	*	Powers of Attorney (included on the signature page hereto)

*	Filed herewith